SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

NIC INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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      schedule and the date of its filing.
____________________________________________________________________________________
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      3) Filing Party:
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      4) Date Filed:

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
NIC INC.
____________________

Date:	May 1, 2007
Time:	10:00 a.m. CDT
Place:	Sheraton Overland Park Hotel at the Convention Center,
6100 College Boulevard, Overland Park, Kansas 66211

     At the Annual Meeting of Shareholders, you will be asked to:

1.	Elect directors;

2.	Consider and ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants; and

3.	Consider any other business that is properly brought before the meeting.

     Shareholders of record at the close of business on March 12, 2007 are entitled to vote at the Annual Meeting. We hope that you will vote your shares as soon as possible. You may vote by mailing a proxy card or you may vote your shares by returning the voter instruction form provided by your bank or broker. You may also vote by Internet or in person at the Annual Meeting. Please review the instructions for the various voting options which are provided on the proxy card.

By Order of the Board of Directors

WILLIAM F. BRADLEY, JR.
Secretary
March 30, 2007

____________________

PROXY STATEMENT
____________________

     Beginning on or about March 30, 2007, NIC is mailing this Proxy Statement and proxy card to its shareholders of record as of March 12, 2007. The Board of Directors is soliciting proxies in connection with the election of directors and other actions to be taken at the Annual Meeting of Shareholders and at any adjournment or postponement of that meeting. The Board of Directors encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

     The Company will pay the cost of soliciting proxies. NIC may supplement the mailed proxy solicitations by additional communications, but no additional compensation will be paid to directors, officers or employees for such solicitation. The Company’s Annual Report on Form 10-K and Summary Annual Report to Shareholders for 2006 are being mailed to the Shareholders with the Proxy Statement but are not a part of the Proxy Statement.

VOTING PROCEDURES AND RELATED MATTERS

Your vote is very important.

     You can vote your shares at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to the Corporate Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting.

Who can vote?

     Shareholders of record as of the close of business on March 12, 2007 (also referred to as the Record Date) are entitled to vote. On that date, approximately 62,423,252 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?

     You may vote in person at the Annual Meeting or you may vote by proxy without attending the meeting. If you are a registered shareholder, you may vote your shares by giving a proxy via mail or Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy card and return it in the postage-paid envelope provided. To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m. on the day before the Annual Meeting date. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

What shares are represented by the proxy card?

     The proxy card represents all the shares registered in your name as of March 12, 2007.

How do the named proxies vote my shares?

     If you provide a properly executed proxy before voting at the Annual Meeting, the persons named on the Proxy will vote the proxy in accordance with your directions. If you do not indicate how your shares are to be voted, the persons named on the Proxy will vote your shares as recommended by the Board of Directors. The persons named on the Proxy will also have the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting. If you wish to give a proxy to someone other than the persons named on the Proxy, please cross out the names on the Proxy and add the name of the person holding your proxy.

How are votes counted?

     If we receive a valid proxy before voting at the Annual Meeting is closed, your shares are voted as indicated on the proxy card. If you indicate on your proxy card that you wish to “abstain” or “withhold”, as the case may be, from voting on an item, your shares will not be voted on that item. Abstentions or withhold votes are not counted in determining the number of shares voted with respect to any nominee for director or any management or shareholder proposal, but will be counted to determine whether there is a quorum present.

     If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, that person has discretion to vote your shares on matters that the NASDAQ has determined are routine including the election of directors and the ratification and appointment of the independent registered public accountants. However, a nominee cannot vote shares on non-routine matters without your instructions, and this is referred to as a “broker non-vote.” Broker non-votes are only counted in determining whether a quorum is present.

What vote is required?

     Business cannot be conducted at the Annual Meeting unless a quorum is present. In order to have a quorum, a majority of the shares of NIC common stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date. The director nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the outcome.

Who will assist in the distribution of proxy materials and tabulate the vote?

     The Company has retained ADP Investor Communication Services to assist in the distribution of proxy materials and tally the vote. The inspector of election appointed for the Annual Meeting will certify the results.

Is my vote confidential?

     It is the Company’s policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

     Voting results will be included in the Company’s Form 10-Q for the second quarter of fiscal 2007, which will be filed with the Securities and Exchange Commission on or before August 9, 2007.

Why did I receive only one set of proxy materials when there are several shareholders at my address?

     We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, eligible shareholders who share a single address may receive only one copy of the Proxy Statement and associated materials at their household unless we receive notice that they wish to continue to receive individual copies. This procedure does not apply to shareholders who have signed up for electronic delivery of proxy materials.

How may I request a single set of proxy materials for my household?

     Follow the instructions on your proxy card to request and receive a single copy of the Proxy Statement and associated materials each year, beginning 30 days after receipt of your request. If you hold your shares through a broker, bank or other nominee, you can contact your broker, bank or nominee to request a single set of proxy materials.

What if I have questions about my stock account or how to transfer my shares or similar matters?

     Please contact NIC’s transfer agent, Computershare Trust Company, N.A., with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account:

     Computershare Trust Company, N.A.
     P.O. Box 43078
     Providence, Rhode Island 02940-3078
     (781) 575-2661
     www.computershare.com

STRUCTURE AND PRACTICES OF THE
BOARD OF DIRECTORS

     NIC’s business and affairs are managed under the direction of the Board of Directors. The Board of Directors exercises general oversight toward the goal that NIC’s management performs in the long term best interests of shareholders. NIC has an independent Board of Directors with professional experience and expertise to oversee management. The Board of Directors is committed to maintaining high standards of corporate governance. Currently, there are seven directors: Jeffery S. Fraser; Harry H. Herington; John L. Bunce, Jr.; Art N. Burtscher; Daniel J. Evans; Ross C. Hartley; and Pete Wilson. All of the directors are standing for election and their biographies appear on pages 13 and 14.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES AND CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted Corporate Governance Principles and Practices that address the practices of the Board and, together with the Certificate of Incorporation, Bylaws and Board Committee charters provide the framework for governance of NIC. The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The Principles and Practices and the Code are available on the Company’s website at www.nicusa.com/investor. As stated in the Principles and Practices, the Board is strongly predisposed against any waivers of the business conduct and ethics provisions of the Principles and Practices or the Code for a director or an executive officer. In the unlikely event of a waiver, the action will be promptly disclosed on the Company’s website noted above. If you would like to receive a copy of the Principles and Practices or the Code, send your request in writing to the Corporate Secretary, NIC Inc., 10540 South Ridgeview Road, Olathe, Kansas 66061.

MEETINGS OF THE BOARD, EXECUTIVE SESSIONS AND PRESIDING DIRECTOR

     In 2006, the NIC Board of Directors had four regularly scheduled meetings, and special meetings were held as necessary, for a total of sixteen meetings. Each of the incumbent directors attended over 75% of the meetings of the Board and the committees to which the director was assigned, except that John L. Bunce, Jr. attended less than 75% of the Board and committee meetings to which he was assigned. The directors, in the aggregate, attended over 85% of the Board and their committee meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors. The Board has access to management at all times.

     Any director has the right to call a meeting or executive session of the independent directors. An executive session or meeting of independent directors, or any meeting of the Board at which the Chairman is not present, is chaired by the Presiding Director, who is an independent director elected annually by the independent directors. As described below, procedures have been established to enable shareholders to communicate with the Board, any committee or any director.

     Directors annually review and approve the proposed meeting schedule and are expected to attend all meetings of the Board and each committee on which they serve. Directors are provided with a copy of the proposed agenda sufficiently in advance of each scheduled meeting in order to have the opportunity to comment on or make changes to the agenda. Committee Chairs review and approve the agendas and materials for each committee meeting. Directors standing for election are encouraged to attend the Annual Meeting of Shareholders. Four of the six directors standing for election at the 2006 Annual Meeting of Shareholders attended the meeting.

INDEPENDENCE

     The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ and the criteria set forth in NIC’s Corporate Governance Principles and Practices. These standards include evaluating material relationships with NIC, if any, to the best of each director’s knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that all of the non-employee directors, except Ross C. Hartley, are independent as required by applicable laws and regulations, by the listing standards of the NASDAQ and by the Corporate Governance Principles and Practices. The

Board has also assessed the independence of the members of the Audit, Compensation and Corporate Governance and Nominating Committees based on the Corporate Governance Principles and Practices and applicable rules and has found all members of those committees to be independent. The Board’s findings are included in the discussion of the committees below.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     A shareholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

          NIC Inc.
          Board of Directors [or committee name or director’s name, as appropriate]
          10540 South Ridgeview Road
          Olathe, Kansas 66061

     Also, shareholders can contact the Board of Directors at board@nicusa.com.

     NIC will forward all such shareholder correspondence to the Board, committee or individual director, as appropriate. This process has been approved by the independent directors of NIC.

COMMITTEES OF THE BOARD

     As described below, there are three standing committees of the Board. Each committee’s activities are governed by a charter that is available on the Company’s website at www.nicusa.com/investor, or by sending your request in writing to the Corporate Secretary, NIC Inc., 10540 South Ridgeview Road, Olathe, Kansas 66061. Each committee Chairperson approves the agenda and materials for each meeting. Each committee reviews its charter annually as part of the committee assessment process. The committee also determines whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under the Corporate Governance Principles and Practices, each committee may retain independent advisors to assist it in carrying out its responsibilities.

     The table below shows the members of each Committee of the Board:

Audit	Compensation	Corporate Governance and
Committee	Committee	Nominating Committee
Art N. Burtscher, Chairperson	Art N. Burtscher, Chairperson	Art N. Burtscher, Chairperson
John L. Bunce, Jr.	John L. Bunce, Jr.	John L. Bunce, Jr.
Daniel J. Evans	Daniel J. Evans	Daniel J. Evans
Pete Wilson	Pete Wilson	Pete Wilson

The Audit Committee

     The Audit Committee oversees management’s responsibility for the integrity of the Company’s accounting and financial reporting and systems of internal controls. The Committee also oversees the performance of the independent registered public accountants and the Company’s compliance with legal and regulatory requirements. The Audit Committee met five times during 2006. The report of the Audit Committee is included in this Proxy Statement on page 12.

     The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices. The Board of Directors has determined that one member of the Committee, Mr. Burtscher, qualifies as an “audit committee financial expert.” Furthermore, the Board believes that all of the members of the Audit Committee are qualified to read and understand financial statements and have an understanding of generally accepted accounting principles. The Board believes each member of the Audit Committee has experience evaluating financial statements with a similar breadth and level of complexity as the Company’s financial statements.

The Compensation Committee

     The Compensation Committee reviews and approves the salaries, bonuses and other compensation paid to all of the Company’s executive officers. The Committee, in conjunction with the full Board, also administers the Company’s stock plans, including the 2006 Stock Option and Incentive Plan, the 1999 Stock Option Plan of SDR Technologies, Inc. and the 1999 Employee Stock Purchase Plan. Finally, the Committee performs other duties related to compensation that the Board from time to time may assign. The Compensation Committee held five meetings in 2006. The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices.

The Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee met three times in 2006. The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices. The Committee focuses on two primary areas: corporate governance and nomination of directors.

CORPORATE GOVERNANCE

     The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Principles and Practices. These Principles and Practices can be found on the Company’s website.

     The Board has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Code can be found on the Company’s website. All employees, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior officers, are required to abide by the Code, which provides the foundation for compliance with corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including methods for avoiding and resolving conflicts of interest, protecting confidential information and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to disclose promptly any Code amendments or waivers on the Company’s website.

NOMINATION OF DIRECTORS

     The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors and presents its recommendations to the full Board. The Company’s Corporate Governance Principles and Practices provide that all directors must possess high personal and professional ethics, integrity and values; informed judgment; sound business experience; and be committed to representing the long term interests of the Company’s shareholders. In addition to these characteristics, each nominee must be willing and able to devote sufficient time to fulfill his or her responsibilities to NIC and its shareholders. The Committee has not established any specific minimum qualification standards for Board nominees. However, in order to complement the existing Board composition, the Committee may identify from time to time certain skills or experience as being particularly desirable for specific director nominees.

     In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, shareholders and self-nominated individuals. In reviewing the renomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC’s business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

     The Board has determined that a majority of the Board members are independent directors. Each nominee for director is an existing director standing for re-election. The Committee will consider Board nominees recommended by shareholders in accordance with the procedures in the Bylaws. The Bylaws require that a shareholder who wishes to nominate an individual for election as a director at the Company’s Annual Meeting of Shareholders must give the Company advance written notice no later than 90 days prior to the anniversary date of the Annual Meeting, or February 5, 2008, in connection with the next year’s Annual Meeting, and provide specified information. These requirements include, among other things, the nominee’s name, address, principal occupation and written consent. Shareholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
10540 South Ridgeview Road
Olathe, Kansas 66061

     NIC did not receive any shareholder proposals for Board nominees by this year’s deadline, January 31, 2007.

DIRECTOR COMPENSATION

     In 2005, the Board approved compensation for directors for service on the Board during 2006 and following years, unless subsequently modified by the Board. In 2006, each director received an annual retainer in the amount of $15,000, plus $1,000 for attendance at each quarterly Board meeting. Directors also received compensation for serving on committees. The Chairperson of the Audit Committee received an additional $5,000 annually, and each member of the Audit Committee received an additional $2,000 annually. The Chairperson of the Compensation Committee and the Corporate Governance and Nominating Committee each received an additional $2,500 annually, and the other members of those committees received an additional $1,000 annually per committee. For service on the Board in 2006, each director also received non-qualified options to purchase 10,000 shares of Common Stock, which vest in four equal annual installments, commencing on the first anniversary of the grant date, and which were priced as of the close of the market on the date of grant. These option grants were made in November 2005. For service on the board in 2007, each director was granted a restricted stock award in October 2006 of 4,000 shares of Common Stock, which vests in four equal annual installments, commencing on the first anniversary of the grant date. In addition, upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award.

     All directors are eligible to participate in the Company’s Stock Option and Incentive Plan. Non-employee directors are not eligible to participate in the Company’s Employee Stock Purchase Plan. Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

     The following table provides information on non-employee director compensation in 2006:

 Director Compensation(1)

	Fees Earned or	Stock Awards ($)	Option Awards	All Other	Total
Name	Paid in Cash ($)	(2)(3)	($)(2)	Compensation	($)
(a)	(b)	(c)	(d)	(g)	(h)
John L. Bunce, Jr.(4)	20,000	1,141	36,653	—	57,794
Art N. Burtscher(5)	28,000	1,141	36,653	—	65,794
Daniel J. Evans(6)	22,000	1,141	28,365	—	51,506
Ross C. Hartley(7)	18,000	1,141	20,077	13,562	52,780
Pete Wilson(8)	22,000	1,141	25,603	—	48,744
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(1)	The Non-equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s 2006 consolidated financial statements as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s 2006 consolidated financial statements with respect to unvested stock option awards granted in previous fiscal years and unvested restricted stock awards granted in 2006. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award. For additional information relating to the Company’s adoption of SFAS No. 123R on January 1, 2006, including assumptions made in the valuation of stock options and restricted stock awarded to the named directors, refer to Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission on March 15, 2007.

(3)	For service on the Board in 2007, each non-employee director was granted an award of 4,000 shares of restricted stock on October 19, 2006. The award vests in four equal annual installments beginning on October 19, 2007. The closing sales price per share of the Company’s common stock on October 19, 2006 was $5.65. The grant date fair value of each award was $22,600.

(4)	Fees Earned or Paid in Cash in fiscal 2006 for Mr. Bunce consists of the following items:

  Annual retainer - $15,000

  Attendance at quarterly Board meetings - $1,000

  Additional annual compensation as member of Audit Committee - $2,000

  Additional annual compensation as member of Compensation Committee - $1,000

  Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

At December 31, 2006, Mr. Bunce directly owned the following stock options to purchase NIC Inc. common stock:

(i) 50,000 shares, exercisable at $6.97 per share, all of which are currently exercisable;

(ii) 55,000 shares, exercisable at $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

(iii) 10,000 shares, exercisable at $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

(5)	Fees Earned or Paid in Cash in fiscal 2006 for Mr. Burtscher consists of the following items:

  Annual retainer - $15,000

  Attendance at quarterly Board meetings - $3,000

  Additional annual compensation as Chairperson of Audit Committee - $5,000

  Additional annual compensation as Chairperson of Compensation Committee - $2,500

  Additional annual compensation as Chairperson of Corporate Governance and Nominating Committee - $2,500

At December 31, 2006, Mr. Burtscher directly owned the following stock options to purchase NIC Inc. common stock:

(i) 55,000 shares, exercisable at $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

(ii) 10,000 shares, exercisable at $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

(6)	Fees Earned or Paid in Cash in fiscal 2006 for Governor Evans consists of the following items:

  Annual retainer - $15,000

  Attendance at quarterly Board meetings - $3,000

  Additional annual compensation as member of Audit Committee - $2,000

  Additional annual compensation as member of Compensation Committee - $1,000

  Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

At December 31, 2006, Governor Evans directly owned the following stock options to purchase NIC Inc. common stock:

(i) 50,000 shares, exercisable at $6.97 per share, all of which are currently exercisable;

(ii) 40,000 shares, exercisable at $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

(iii) 10,000 shares, exercisable at $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

(7)	Fees Earned or Paid in Cash in fiscal 2006 for Mr. Hartley consists of the following items:

Annual retainer - $15,000 Attendance at quarterly Board meetings -$3,000 At December 31, 2006, Mr. Hartley directly owned the following stock options to purchase NIC Inc. common stock:

(i) 20,000 shares, exercisable at $6.97 per share, all of which are currently exercisable;

(ii) 25,000 shares, exercisable at $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

(iii) 10,000 shares, exercisable at $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

All other compensation for Mr. Hartley consists of health and dental insurance premiums paid by the Company.

(8)	Fees Earned or Paid in Cash in fiscal 2006 for Governor Wilson consists of the following items:

  Annual retainer - $15,000

  Attendance at quarterly Board meetings - $3,000

  Additional annual compensation as member of Audit Committee - $2,000

  Additional annual compensation as member of Compensation Committee - $1,000

  Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

At December 31, 2006, Governor Wilson directly owned the following stock options to purchase NIC Inc. common stock:

(i) 50,000 shares, exercisable at $6.97 per share, all of which are currently exercisable;

(ii) 35,000 shares, exercisable at $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

(iii) 10,000 shares, exercisable at $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

     The Board will determine the terms and conditions of any such option or restricted stock awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board.

     On October 26, 2005, the Board approved the acceleration of vesting of all unvested options to purchase common stock of the Company that had an exercise price that was greater than the market price on that date. The closing price of the Company’s common stock on NASDAQ on October 26, 2005, was $5.63 per share. As a condition of the acceleration and to prevent unintended personal benefit, the Company’s directors, executive officers and employees must refrain from selling common stock acquired upon the exercise of accelerated options until the original vesting date or, if earlier, termination of employment with or service to the Company. All other terms and conditions applicable to such options, including exercise prices, remain unchanged. This action resulted in the accelerated vesting of options to purchase 163,873 shares of common stock of the Company, or approximately six percent of the total of all then outstanding Company options. Of this amount, 142,500 options had been granted to the following directors:

  Jeffery S. Fraser, Chief Executive Officer and Chairman of the Board - 15,000 options with an exercise price of $7.67 per share granted on November 10, 2003

  Daniel J. Evans, Director – 37,500 options with an exercise price of $6.97 per share granted on November 10, 2003

  Pete Wilson, Director – 37,500 options with an exercise price of $6.97 per share granted on November 10, 2003

  John L. Bunce, Jr., Director – 37,500 options with an exercise price of $6.97 per share granted on November 10, 2003

  Ross C. Hartley, Director – 15,000 options with an exercise price of 6.97 per share granted on November 10, 2003

     The Company accelerated the vesting of these options because it believed it was in the best interest of its shareholders to reduce future compensation expense that the Company would otherwise have been required to report in its statement of income upon adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share–Based Payment,” in the first quarter of 2006. Further, because the options had exercise prices in excess of the then-current market price, they were viewed to have limited economic value and were not achieving their objective of incentive compensation and retention. Through December 31, 2005, the Company accounted for stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and provided pro forma footnote disclosure in its consolidated financial statements (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006) of the compensation expense associated with stock options as if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” As a result of the vesting acceleration, approximately $0.5 million in aggregate future expense was eliminated. The vesting acceleration did not result in compensation expense in the Company’s statement of income, but was reflected in its footnotes as an additional $0.5 million pre-tax charge to pro forma earnings in 2005.

EMPLOYEE COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

     The Board also adopted Employee Complaint Procedures for Accounting and Auditing Matters for all employees, which can also be found on the Company’s website. This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

REPORT OF THE AUDIT COMMITTEE

     In the performance of its oversight function, the Audit Committee has considered and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2006 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.

     In addition, the Committee has discussed with management and the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accountants the public accountants’ independence.

     The members of the Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent registered public accountants.

     Based upon the reports and discussions described in this report, in reliance on management and the independent registered public accountants, and subject to the limitations of our role, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K.

Respectfully submitted, The Audit Committee ART N. BURTSCHER (Chairperson) JOHN L. BUNCE, JR. DANIEL J. EVANS PETE WILSON

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of seven directors. Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board. The seven nominees receiving the most votes will be elected. Abstentions and broker non-votes have no effect on the election. Shareholders do not have the right to cumulate their votes for directors.

     Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees. If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.

     If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card. If you do not wish your shares to be voted for a particular nominee, you should note that nominee’s name in the exception space provided on the proxy card. The following biographies provide information about each nominee’s principal occupation and business experience, age, and directorships held in other public corporations, as well as current NIC Board committee memberships.

     The Board of Directors recommends a vote FOR each of the nominees.

Director Nominees
Name	Age	Position
Jeffery S. Fraser	47	Chairman of the Board and
		Chief Executive Officer
Harry H. Herington	47	President
John L. Bunce, Jr.	47	Director
Art N. Burtscher	56	Director
Daniel J. Evans	82	Director
Ross C. Hartley	59	Director
Pete Wilson	73	Director

     Jeffery S. Fraser, one of the Company’s founders, has served as Chairman since the Company’s formation. Mr. Fraser was named Chief Executive Officer in May 2002 and previously held that position from January 1992 until November 1999. Additionally, from August 1991 to September 1998, he founded and served as President and Chief Executive Officer of the Company’s first portal subsidiary, Kansas Information Consortium. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

     Harry H. Herington became the Company’s President in May 2006 and was elected to the Board of Directors in October 2006. Mr. Herington had held the position of Chief Operating Officer since May 2002. In addition, he served as the Company’s Executive Vice President--Portal Operations from January 1999 through April 2002. He served as one of the Company’s directors from May 1998 to February 1999. He also serves as President of NICUSA, Inc. Mr. Herington served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until August 2003. Mr. Herington holds a B.A. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

     John L. Bunce, Jr. has served as one of the Company’s directors since 1998. Mr. Bunce is a Senior Advisor to Hellman&Friedman, LLC, a private equity firm he joined in 1988 and Managing Director of Greyhawk Capital Management, LLC, a private equity firm he founded in 2006. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard Business School.

     Art N. Burtscher has served as one of the Company’s directors since 2004. Mr. Burtscher is Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm. He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank. Mr. Burtscher currently serves on the boards of directors of NovaStar Financial, Great Western BanCorp., AmeriSphere Multi-Family Finance, L.L.C., Landscapes Unlimited, Inc. and the Silverstone Group. He graduated from Fort Hays Kansas State University with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

     Daniel J. Evans has served as one of the Company’s directors since 1998. Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in Washington, since May 1989. Governor Evans currently serves as a director of Costco Wholesale Corporation and Archimedes Technology Group. He also served as a U.S. Senator from September 1983 to January 1989 and as the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

     Ross C. Hartley, one of the Company’s founders, has served as one of the Company’s directors since the Company’s formation. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. He also serves as a director of Empire District Electric Company, a public utility located in Joplin, Missouri. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

     Pete Wilson has served as one of the Company’s directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is also a director of The Irvine Company and serves on the Thomas Weisel Partners board of advisors, and is a director of U.S. TelePacific Corp. He is Chair of the National World War II Museum, a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Library and birthplace, The California Justice Legal Foundation, and is a director and founder of the California Mentoring Foundation. Governor Wilson is also a member of the Defense Policy Board (advisory to the Secretary of Defense) and the Board of Directors of the California State Chamber of Commerce. He is a member and the Founding Chair of the Southern California Leadership Council. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2 ON PROXY CARD)

     The Audit Committee considered the performance and qualifications of PricewaterhouseCoopers LLP, independent registered public accountants. In consultation with management and PricewaterhouseCoopers LLP, the Committee also considered whether the provision of services by the independent registered public accountants is compatible with maintaining the independence of PricewaterhouseCoopers LLP. Following the Committee’s recommendation, the Board has reappointed PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting.

     Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2006 and 2005 were as follows:

	2006	2005
Audit fees	$404,000	$448,000
Audit-related fees	138,000	91,000
Tax fees	126,000	99,000
Other fees	—	—
Total fees	$668,000	$638,000

     Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the assertion by management of the effectiveness of the Company’s internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees primarily include regulatory audits, audits of financial statements for certain subsidiaries of the Company, audits of benefit plan financial statements, and consultations concerning accounting standards, reporting standards and internal controls. Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

     The Audit Committee has adopted policies and procedures for the pre-approval of all fee estimates and services to be provided by the independent registered public accountants to the Company and its subsidiaries. Additionally, each permissible non-audit service entered into since May 6, 2003 has been reviewed and approved by the Audit Committee.

     The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accountants. Proxies solicited by the Board will be voted in favor of ratification unless a shareholder has indicated otherwise on the proxy. If this appointment is not ratified by the shareholders, the Board of Directors will reconsider the appointment.

     The Board of Directors recommends a vote FOR ratification.

SUBMISSION OF SHAREHOLDER PROPOSALS

     A shareholder may submit a proposal for inclusion in the Company’s 2008 Proxy Statement. In order for the proposal to be considered, the Company must receive the proposal no later than February 5, 2008. All proposals must comply with the rules of the Securities and Exchange Commission for eligibility and type of shareholder proposal. Shareholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
10540 South Ridgeview Road
Olathe, Kansas 66061

     If a shareholder does not wish to submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2008 meeting, NIC’s Bylaws require that the Company receive the proposal no later than February 5, 2008, and not earlier than January 1, 2008. Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised solely of independent directors, and is responsible for the establishment and oversight of the Company’s executive compensation program. It is the responsibility of the Committee to review, recommend and approve changes to the Company’s compensation policies and benefits programs, to administer the Company’s equity compensation plans, including approving stock option and restricted stock grants to executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

     The Committee may delegate its authority to a sub-committee or to an executive as it sees fit, but as a practice, has not done so. In addition, upon occasion the Board has escalated a matter from the Committee to the full Board for action.

     The executive officers receive assignments from the Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization. In addition, the Committee from time to time may receive suggestions from the executive officers regarding compensation levels of employees or others if the executive officers believe that such levels need to be reexamined. The Committee also tasks the executive team with the first, and subsequent, drafts of the incentive compensation plan each year and with drafting revisions based upon Committee guidance.

     From time to time, the executive team has used an external compensation consultant to compare Company compensation levels to those of other companies. Most recently, Mercer Human Resource Consulting (“Mercer”) was retained at the end of 2005 to compare long-term equity-based incentive compensation levels of Company executives, senior management and middle management with those of public companies in the computer software and services industry and public companies with annual revenues of less than $500 million. As a result, Mercer used 46 public companies in the computer software and services industry and 307 public companies with less than $500 million in annual revenues for the comparison. In 2003, Mercer was consulted with regard to the total cash and long-term incentive compensation of Company executives, senior management and middle management compared with a group of 11 companies that were comparable in terms of annual revenues (ranging from $50 million to $125 million), industry focus and business characteristics (i.e., size, complexity and business cycles).

     The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) portion of this Proxy Statement with management. Based on the Committee’s review and discussions, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K.

     The goal of the Committee is to set policies that make it possible for the Company to employ qualified, experienced executives whose financial interests are aligned with those of the shareholders, and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The Committee considers general industry practice and other factors in structuring executive compensation. The principal components of the Company’s executive compensation arrangements are base salary, benefits, annual cash incentive awards and restricted stock awards. Prior to 2006, stock options were also a component.

     Salaries at all employee levels are generally targeted at median market levels. In determining appropriate salary levels, the Committee considers the officer’s level of influence, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. The Committee reviews each senior executive officer’s salary annually, and such salaries are adjusted periodically when the Committee believes that adjustment is required, taking into account competitive factors in the industry and locations of the Company’s activities.

     The Committee annually reviews and approves the compensation of the Company’s Chief Executive Officer and Chief Financial Officer, and will approve the Chief Executive Officer’s and Chief Financial Officer’s 2007 compensation, along with the compensation of the other executive officers of the Company.

     Benefits for executives are the same as those provided to all employees, and are principally designed and recommended by the Company. These include group medical and dental insurance, group long and short term disability insurance, group accidental death and dismemberment insurance, group life insurance, voluntary participation in the Company’s employee stock purchase plan and 401(k) retirement plan, medical and dependent care savings accounts, and personal leave and vacation policies. The Company’s benefits are above the median for comparable companies. The Company has found that benefits are particularly important to employees below the level of management, and have been and continue to be an important factor in employee satisfaction and retention. Benefit packages are regularly reviewed by the Company for competitiveness and cost effectiveness.

     The Company’s annual cash incentive program for management is designed to stimulate alignment of the executive’s motivation and effort as a manager with shareholders’ interests, and is reviewed annually by the Company and approved by the Compensation Committee to adjust incentive levels based on each year’s changing business goals and risks for the Company. Levels of cash incentive awards are set as a percentage of base salary, considering incentive compensation levels at other comparable companies and based upon the executive’s level of influence and control responsibilities. Cash incentive awards are paid to management based on the Company’s annual financial performance.

     The Committee believes that equity-based incentive arrangements, such as grants of restricted stock, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, of competing in today’s environment in the technology sector, and of building the employees’ long term commitment to the Company. The Company emphasizes restricted stock awards as an essential element of the remuneration package available to its executives and employees, and believes that the practice of granting restricted stock awards is particularly important to, and effective in, retaining and recruiting talented executive personnel. Restricted stock awards typically vest in equal annual increments over four years to encourage long-term commitment to the Company. In determining the number of shares to be given to each executive, the Committee considers the executive’s responsibilities, the expected future contribution of the executive to the Company’s performance, the executive’s base salary and any incentive/performance-based cash bonus awards.

     The Committee believes the Company’s equity compensation plans have been effective in attracting, retaining and motivating executives and employees of the Company and are an important component of the overall compensation program. The Committee will monitor the Company’s compensation program in order to maintain a proper balance between cash compensation and equity-based incentives, and may consider revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

     Regarding Compensation Committee interlocks and insider participation, no member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Respectfully submitted, The Compensation Committee ART N. BURTSCHER (Chairperson) JOHN L. BUNCE, JR. DANIEL J. EVANS PETE WILSON

COMPENSATION DISCUSSION AND ANALYSIS

PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

     The Company’s Compensation Committee has adopted a straightforward approach to compensating the Company’s executives. The components of the executive compensation program are generally tied to the Company’s financial performance instead of to individualized objectives because of the emphasis placed upon the “team” nature of executive actions. The methodologies used to determine the components of the Company’s executive compensation program are not complex.

     The executive compensation program is comprised of base salary and both annual and long-term incentives. The program is designed to motivate and direct behavior that increases shareholder value, reflects a pay-for-performance culture, and attracts and retains talented, highly-qualified executive officers. The Committee structures and administers the program to align the Company’s financial performance and business objectives with the interests of its executive officers by recognizing and rewarding high levels of performance within the context of entrepreneurial endeavors fostered in a team environment.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     Base salary is established and reviewed based on the executive’s level of influence, scope of responsibility, prior experience, past accomplishments, time of service to the Company, individual and company performance, and competitive market practice. The latter is assessed using benchmarking reports and surveys completed by Mercer Human Resource Consulting (“Mercer”), the Company’s external compensation consultant. As discussed in the Report of the Compensation Committee above, the Company engages Mercer on a periodic basis to assess the Company’s management compensation structure, including executive compensation, and to perform peer review analysis among other public companies with similar market capitalization and financial metrics engaged in the information technology services industries.

     In approving compensation for the Company’s executives, the Compensation Committee reviews and considers the range and allocation of total compensation (among base salary, annual cash incentives and long-term equity-based compensation) paid by companies in peer group surveys. The Committee’s goal is to set base salaries at a level that is slightly below the market median and to raise the overall level of cash compensation to the market median using annual cash incentives. Mercer’s 2003 compensation study indicated that NIC’s base salary compensation for executive officers ranged from 79% to 106% of the market median for comparable executive positions at companies in the identified peer group.

     Given NIC’s strong financial performance in 2005, the Committee granted executive officers, other than the Chief Executive Officer, an average base salary increase of 5% in 2006. Base salaries for each executive officer in 2006, other than the Chief Executive Officer, were also based in part on supervisor performance evaluations and recommendations made by the Chief Executive Officer. Base salary determinations do not overlap with either of the incentive compensation components discussed below.

     Mr. Fraser reassumed the title and duties of Chief Executive Officer in May 2002, at which time the Company was in poor financial condition. At Mr. Fraser’s request, his base salary was $1 per year for the partial year of 2002 and for 2003, and his base salary was $5,500 for 2004 and 2005. Following three consecutive years of Company profitability and strong financial performance, the Committee increased Mr. Fraser’s annual base salary to $325,000 in May 2006. During 2006, the Committee also awarded Mr. Fraser a one-time bonus of $110,000 in an effort to keep his base compensation at a competitive level with chief executive officers of comparable organizations.

     Annual cash incentives place a portion of an executive’s annual compensation at risk to encourage behavior that creates value for the Company in the near term. Annual incentive grant awards are based upon the Company’s pre-established annual operating income goal. Actual awards are calculated as a percentage of the executive’s base salary. For the named executive officers, the Committee assigned the incentive level at 35% of base salary for achieving the Company’s pre-established operating income goal for fiscal 2006. Unless otherwise provided, if the Company fails to achieve its pre-established annual operating income goal, no annual cash incentive will be paid to any executive officer.

     Annual incentive payments targeting 35% of base salary were paid to each of the named executive officers in early 2007 based on the Company achieving its 2006 operating income goal. The methodology used to determine the annual cash incentive component does not overlap with either the base salary component discussed above or the long-term equity-based incentive component discussed below.

     Long-term equity-based incentives are designed to strengthen key employees’ long-term commitment to the success of the Company, to promote ownership in the Company by management, to stimulate employee efforts on behalf of the Company, to help the Company attract new employees with skills that are in high demand, and to retain highly valued employees who make significant contributions that increase shareholder value. There is no performance component tied to long-term equity-based incentives.

     Prior to 2006, and in keeping with the general practice in the high technology industry, the Company granted stock options as long-term incentive compensation for executive officers and management-level employees. However, no stock options have been granted to the executive officers since August 2003. The Company has never “timed” the granting of stock options with the release of material, non-public information for the purpose of improperly affecting the value of stock options granted to executives.

     In 2006, the Committee instituted a new restricted stock award program for executive officers and management-level employees, which was approved by shareholders at the 2006 Annual Shareholders’ Meeting. The Committee believes that restricted stock awards are superior to stock options in providing equity-based incentives to employees because they provide more predictable long-term rewards and better promote long-term ownership in the Company.

     Based on information provided in the 2005 Mercer report, the Committee adopted a level of award equivalent to those companies in the 50th percentile of the peer group survey for named executive officers. The amount of restricted stock awarded to each executive officer in 2006 was 59% of the individual’s annual base salary. Recognizing that long-term equity-based incentives had been absent from the Company’s total annual compensation program since August 2003 while the Company was re-evaluating the type of equity-based incentives to award, the Committee adopted a level of award equivalent to those companies in the 75th percentile of the Mercer peer group survey for management employees other than the named executive officers.

     Restricted stock awards generally vest over four years in equal annual installments and are subject to forfeiture upon termination of employment with the Company. In the event of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, or that the Company is not the surviving corporation in any merger, consolidation, or reorganization, then any restricted shares not otherwise fully vested, shall automatically accelerate immediately prior to the effective date of the transaction and shall become vested in full at that time. No such acceleration, however, shall occur if and to the extent: (i) the Company’s restricted stock award program is, in connection with the transaction, assumed by the successor corporation (or parent thereof), or (ii) the restricted shares are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the shares at the time of the transaction and provides for subsequent pay-out in accordance with the initial vesting schedules of the restricted shares.

ADDITIONAL COMPONENTS OF EXECUTIVE COMPENSATION AND PERQUISITES

     Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include the following perquisites:

     The Company pays monthly rent and utilities for a leased house in the Kansas City metropolitan area for Mr. Fraser to use during his time spent at the Company’s corporate headquarters in Olathe, Kansas, as a more economical alternative than a hotel room. Mr. Fraser is a resident of Wyoming.

     The Company provides a leased vehicle and associated maintenance and fuel to each of Messrs. Fraser and Herington because of their roles as Chief Executive Officer and President of the Company.

     The Company reimburses the cost of business use of a private airplane owned by Mr. Fraser, provided that the airplane is operated in conformity with the Company’s Board-adopted policy for use of non-commercial aircraft and provided the cost is a deductible expense to the Company in accordance with Internal Revenue Service guidelines.

     With respect to these perquisites, the Committee considered the relative utility of the expense to the executive’s performance, and in some cases, considered the cost of the perquisite granted versus the cost of other alternatives to the perquisite.

     As further discussed in the Report of the Compensation Committee above, benefits for executives, such as group health, life and disability insurance and a 401(k) retirement plan, are the same as those provided to all employees of the Company.

     Each of the Company’s executive officers have existing employment agreements which set forth certain levels of base salary and bonus severance compensation tied exclusively to change in control events. Note, however, that the Chief Executive Officer’s employment agreement does not provide for any severance compensation tied to change in control events. Summaries of employment agreements for each of the named executive officers are included on pages 28 to 31 in this Proxy Statement.

COMPENSATION TABLES

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers whose total adjusted compensation exceeded $100,000 (collectively, the “named executive officers”) during fiscal 2006, including perquisites and other personal benefits received.

SUMMARY COMPENSATION TABLE(1)

						Non-	All
						Equity	Other
						Incentive	Compensation
				Stock	Option	Plan	(Including
Name and				Awards	Awards	Compensation	Perquisites)	Total
Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(d)	(f)	(e)	(g)	(i)	(j)
Jeffery S. Fraser(4)	2006	218,500	110,000	21,668	92,696	113,750	272,681	829,295
Chairman of the Board and
Chief Executive Officer
Eric J. Bur(5)	2006	232,500	—	14,922	49,743	82,688	15,903	395,756
Chief Financial Officer
Harry H. Herington(6)	2006	310,000	—	21,035	74,614	110,250	47,182	563,081
President
William F. Bradley, Jr.(7)	2006	217,000	—	13,927	37,307	77,175	21,679	367,088
Chief Operating Officer,
General Counsel and
Secretary
Samuel R. Somerhalder(8)	2006	217,000	—	13,927	24,871	77,175	16,449	349,422
Chief Administrative
Officer
____________________

(1)	The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column has been omitted from the Summary Compensation Table because the Company does not provide a pension program.

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s 2006 consolidated financial statements as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s 2006 consolidated financial statements with respect to unvested stock option awards granted in previous fiscal years and unvested restricted stock awards granted in 2006. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. For additional information relating to the Company’s adoption of SFAS No. 123R on January 1, 2006, including assumptions made in the valuation of stock options and restricted stock awarded to the named executive officers, refer to Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission on March 15, 2007.

(3)	Consists of compensation earned in 2006, based on the Company’s fiscal 2006 financial performance, but paid in 2007 under the Company’s annual management profit sharing program. Compensation earned equaled 35% of the named executive officer’s base salary as of May 2006. For additional information regarding the Company’s management profit sharing program, refer to the discussion under “Annual cash incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

(4)	The Compensation Committee increased Mr. Fraser’s annual base salary to $325,000 from $5,500 in May 2006. The Compensation Committee also awarded Mr. Fraser a one-time bonus of $110,000 in October 2006 in an effort to keep his compensation at a competitive level. All Other Compensation for Mr. Fraser consists of the following items:
  Annual retainer for service on Board of Directors - $15,000

  Attendance at quarterly Board meetings - $3,000

  Health, dental, life and disability insurance premiums paid by the Company - $14,179

  Company 401(k) matching funds earned in 2006 - $7,500

  Leased vehicle and associated maintenance and fuel paid by the Company – $25,746

  Leased housing and associated utility expenses paid by the Company – $40,272

  Reimbursement of cost of business use of private airplane – $166,984
For additional information regarding Mr. Fraser’s 2006 compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

(5)	The Compensation Committee approved the increase of Mr. Bur’s annual base salary to $236,250 from $225,000 in May 2006. All Other Compensation for Mr. Bur consists of the following items:
  Health, dental, life and disability insurance premiums paid by the Company - $8,403

  Company 401(k) matching funds earned in 2006 - $7,500
For additional information regarding Mr. Bur’s 2006 compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

(6)	The Compensation Committee approved the increase of Mr. Herington’s annual base salary to $315,000 from $300,000 in May 2006. All Other Compensation for Mr. Herington consists of the following items:
  Annual retainer for service on Board of Directors (prorated for partial year of service) - $3,750

  Attendance at quarterly Board meetings - $1,000

  Health, dental, life and disability insurance premiums paid by the Company - $14,179

  Company 401(k) matching funds earned in 2006 - $7,500

  Leased vehicle and associated maintenance and fuel paid by the Company – $20,753
For additional information regarding Mr. Herington’s 2006 compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

(7)	The Compensation Committee approved the increase of Mr. Bradley’s annual base salary to $220,500 from $210,000 in May 2006. All Other Compensation for Mr. Bradley consists of the following items:
  Health, dental, life and disability insurance premiums paid by the Company - $14,179

  Company 401(k) matching funds earned in 2006 - $7,500

For additional information regarding Mr. Bradley’s 2006 compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

(8)	The Compensation Committee approved the increase of Mr. Somerhalder’s annual base salary to $220,500 from $210,000 in May 2006. All Other Compensation for Mr. Somerhalder consists of the following items:
  Health, dental, life and disability insurance premiums paid by the Company - $9,939

  Company 401(k) matching funds earned in 2006 - $6,510
For additional information regarding Mr. Somerhalder’s 2006 compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on pages 18 to 20.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth information concerning grants of restricted stock awards to the named executive officers during the fiscal year ended December 31, 2006.

		Estimated Future						All Other	All Other		Grant
		Payouts Under			Estimated Future			Stock	Option		Date Fair
		Non-Equity Incentive			Payouts Under Equity			Awards:	Awards:	Exercise	Value
		Plan Awards			Incentive Plan Awards			Number	Number of	or Base	of Stock
								of Shares	Securities	Price of	and
		Thres-		Maxi-	Thres-		Maxi-	of Stock	Underlying	Option	Option
		hold	Target	mum	hold	Target	mum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffery S. Fraser (1)	07-28-06	—	—	—	—	—	—	33,878	—	—	191,411
	10-19-06	—	—		—	—	—	4,000	—	—	22,600
Eric J. Bur (2)	07-28-06	—	—	—	—	—	—	24,627	—	—	139,143
Harry H. Herington (3)	07-28-06	—	—	—	—	—	—	32,836	—	—	185,523
	10-19-06	—	—		—	—	—	4,000	—	—	22,600
William F. Bradley, Jr. (4)	07-28-06	—	—	—	—	—	—	22,985	—	—	129,865
Samuel R. Somerhalder (5)	07-28-06	—	—	—	—	—	—	22,985	—	—	129,865
____________________

(1)	Mr. Fraser was granted the following restricted stock awards in 2006:

	(i)	On July 28, 2006, Mr. Fraser was granted an award of 33,878 shares of restricted stock, which vests in four equal annual installments beginning on July 28, 2007. The closing sales price per share of the Company’s common stock on July 28, 2006 was $5.65. This award was granted as a long-term incentive to Mr. Fraser in his role as Chief Executive Officer of the Company. The number of shares of restricted stock awarded was calculated by taking 59% of Mr. Fraser’s base salary on the grant date and dividing that product by the closing sales price per share of the Company’s common stock on the date of grant. For additional information on the Company’s long-term incentive program, refer to the discussion under “Long-term equity-based incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on page 19.

	(ii)	On October 19, 2006, Mr. Fraser was granted an award of 4,000 shares of restricted stock, which vests in four equal annual installments beginning on October 19, 2007. The closing sales price per share of the Company’s common stock on October 19, 2006 was $5.65. This award was granted for service on the Company’s Board of Directors in 2007.

At December 31, 2006, Mr. Fraser also directly owned the following stock options to purchase NIC common stock:

	(i)	150,000 shares with an exercise price of $3.34 per share, exercisable in four equal annual installments, beginning on August 1, 2004;

	(ii)	20,000 shares with an exercise price of $7.67 per share, all of which are currently exercisable;

	(iii)	25,000 shares with an exercise price of $4.15 per share, exercisable in four equal annual installments, beginning on November 5, 2005; and

	(iv)	10,000 shares with an exercise price of $6.16 per share, exercisable in four equal annual installments, beginning on November 8, 2006.

(2)	On July 28, 2006, Mr. Bur was granted an award of 24,627 shares of restricted stock, which vest in four equal annual installments beginning on July 28, 2007. The closing sales price per share of the Company’s common stock on July 28, 2006 was $5.65. This award was granted as a long-term incentive to Mr. Bur in his role as Chief Financial Officer of the Company. The number of shares of restricted stock awarded was calculated by taking 59% of Mr. Bur’s base salary on the grant date and dividing that product by the closing sales price per share of the Company’s common stock on the date of grant. For additional information on the Company’s long-term incentive program, refer to the discussion under “Long-term equity-based incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on page 19. At December 31, 2006, Mr. Bur also directly owned 50,000 options to purchase NIC Common Stock with an exercise price of $3.04 per share, 25,000 of which are currently exercisable and 25,000 of which become exercisable on August 1, 2007.

(3)	Mr. Herington was granted the following restricted stock awards in 2006:

	(i)	On July 28, 2006, Mr. Herington was granted an award of 32,836 shares of restricted stock, which vest in four equal annual installments beginning on July 28, 2007. The closing sales price per share of the Company’s common stock on July 28, 2006 was $5.65. This award was granted as a long-term incentive to Mr. Herington in his role as President of the Company. The number of shares of restricted stock awarded was calculated by taking 59% of Mr. Herington’s base salary on the grant date and dividing that product by the closing sales price per share of the Company’s common stock on the date of grant. For additional information on the Company’s long-term incentive program, refer to the discussion under “Long-term equity-based incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on page 19.

	(ii)	On October 19, 2006, Mr. Herington was granted an award of 4,000 shares of restricted stock, which vest in four equal annual installments beginning on October 19, 2007. The closing sales price per share of the Company’s common stock on October 19, 2006 was $5.65. This award was granted for service on the Company’s Board of Directors in 2007.

At December 31, 2006, Mr. Herington also directly owned 150,000 options to purchase NIC common stock with an exercise price of $3.04 per share, exercisable in four equal annual installments, beginning on August 1, 2004.

(4)	On July 28, 2006, Mr. Bradley was granted an award of 22,985 shares of restricted stock, which vest in four equal annual installments beginning on July 28, 2007. The closing sales price per share of the Company’s common stock on July 28, 2006 was $5.65. This award was granted as a long-term incentive to Mr. Bradley in his role as Chief Operating Officer and General Counsel of the Company. The number of shares of restricted stock awarded was calculated by taking 59% of Mr. Bradley’s base salary on the grant date and dividing that product by the closing sales price per share of the Company’s common stock on the date of grant. For additional information on the Company’s long-term incentive program, refer to the discussion under “Long-term equity-based incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on page 19. At December 31, 2006, Mr. Bradley also directly owned 37,500 options to purchase NIC common stock with an exercise price of $3.04 per share, 18,750 of which are currently exercisable and 18,750 of which become exercisable on August 1, 2007.

(5)	On July 28, 2006, Mr. Somerhalder was granted an award of 22,985 shares of restricted stock, which vest in four equal annual installments beginning on July 28, 2007. The closing sales price per share of the Company’s common stock on July 28, 2006 was $5.65. This award was granted as a long-term incentive to Mr. Somerhalder in his role as Chief Administrative Officer of the Company. The number of shares of restricted stock awarded was calculated by taking 59% of Mr. Somerhalder’s base salary on the grant date and dividing that product by the closing sales price per share of the Company’s common stock on the date of grant. For additional information on the Company’s long-term incentive program, refer to the discussion under “Long-term equity-based incentives” in the Compensation Discussion and Analysis section of this Proxy Statement on page 19. At December 31, 2006, Mr. Somerhalder also directly owned 12,500 options to purchase NIC common stock with an exercise price of $3.04 per share, which become exercisable on August 1, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information concerning outstanding stock option and restricted stock awards for the named executive officers at December 31, 2006.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
			Equity			Number		Awards:	or Payout
			Incentive			of		Number of	Value of
			Plan			Shares	Market	Unearned	Unearned
		Number of	Awards:			or	Value of	Shares,	Shares,
	Number of	Securities	Number of			Units of	Shares or	Units or	Units or
	Securities	Underlying	Securities			Stock	Units of	Other	Other
	Underlying	Unexercised	Underlying			That	Stock	Rights	Rights
	Unexercised	Options	Unexercised	Option		Have	That	That	That
	Options	(#)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	Unexercis-	Options	Price	Expira-	Vested	Vested	Vested	Vested
Name	Exercisable	able	(#)	($)	tion Date	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffery S. Fraser	112,500	37,500	—	3.34	08-01-08	33,878	168,374	—	—
	20,000	—	—	7.67	11-10-08	4,000	19,880	—	—
	12,500	12,500	—	4.15	11-05-09	—	—	—	—
	2,500	7,500	—	6.16	11-08-10	—	—	—	—
Eric J. Bur	25,000	25,000	—	3.04	08-01-08	24,627	122,396	—	—
Harry H. Herington	112,500	37,500	—	3.04	08-01-08	32,836	163,195	—	—
						4,000	19,880	—	—
William F. Bradley, Jr.	18,750	18,750	—	3.04	08-01-08	22,985	114,235	—	—
Samuel R. Somerhalder	—	12,500	—	3.04	08-01-08	22,985	114,235	—	—
____________________

(1)     The closing sales price per share of the Company’s common stock on December 29, 2006, was $4.97.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth information concerning stock option exercises and restricted stock shares acquired on vesting by the named executive officers during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares
	Acquired	Realized on	Acquired	Value Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Jeffery S. Fraser	77,043	270,804	—	—
Eric J. Bur	60,000	193,721	—	—
Harry H. Herington	—	—	—	—
William F. Bradley, Jr.	—	—	—	—
Samuel R. Somerhalder	37,500	91,633	—	—

     The “Pension Benefits” and “Non-qualified Deferred Compensation” tables have been omitted because NIC does not provide such compensation.

EXECUTIVE OFFICERS

     Below is certain information regarding the executive officers of the Company who are not directors. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Eric J. Bur	45	Chief Financial Officer
William F. Bradley, Jr.	52	Chief Operating Officer, General Counsel and
		Secretary
Samuel R. Somerhalder	65	Chief Administrative Officer
Stephen M. Kovzan	38	Vice President - Financial Operations and
		Chief Accounting Officer

     Eric J. Bur became the Company’s Chief Financial Officer in April 2001. Prior to joining the Company, Mr. Bur was the Senior Vice President of Finance for American Century Investments, Kansas City, Missouri, from 1995 through 2000. From 1987 through 1995, he was a senior manager for Ernst & Young, LLP, and from 1984 through 1987, a senior accountant with KPMG Peat Marwick. Mr. Bur received a B.S. degree in business and accounting from the University of Kansas in 1984, and is a Certified Public Accountant.

     William F. Bradley, Jr. has served as the Company’s Secretary since May 1998, General Counsel since July 1998 and Chief Operating Officer since May 2006. In addition, Mr. Bradley served as a director from May 1998 to February 1999. From January 1995 to the present, he has served in various executive capacities with the Company’s subsidiaries. From July 1989 to December 1994, Mr. Bradley was an associate and later a partner at Hinkle, Eberhart & Elkouri, LLC, a law firm in Kansas. Mr. Bradley served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until June 2004. Mr. Bradley holds a B.A. degree in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

     Samuel R. Somerhalder has served as the Company’s Executive Vice President--Operations and Administration since January 1999 and Chief Administrative Officer since May 2006. From May 1998 to November 1998, Mr. Somerhalder served as one of the Company’s directors. Prior to that, he served as President, Chief Executive Officer and a director of Nebraska Interactive, the NIC subsidiary responsible for Nebraska’s eGovernment services portal, from May 1995 until August 1999. From November 1994 to April 1996, he also served as Secretary of Nebraska Interactive. Prior to joining the Company, Mr. Somerhalder was the Senior Vice President of Marketing for First Commerce Technologies, Inc., an information technology company, from October 1991 to January 1995. Mr. Somerhalder holds a B.S. degree in business administration from Kansas State University.

     Stephen M. Kovzan has served as the Company’s Vice President of Financial Operations and Chief Accounting Officer since September 2000. Mr. Kovzan joined the Company in October 1999 and served as the Company’s Controller until September 2000. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP. Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

BENEFIT PLANS

2006 STOCK OPTION AND INCENTIVE PLAN

     The 2006 Stock Option and Incentive Plan (“2006 Plan”) amended and restated the 2004 Stock Option Plan (“2004 Plan”). The primary purpose of the 2006 Plan was to provide for awards of restricted stock in addition to stock options. The 2006 Plan gave the Board flexibility and discretion as to the terms of stock options and restricted stock awards, including the right to change the terms of outstanding individual awards without shareholder approval. The 2006 Plan did not change the number of shares that had been reserved for issuance under the 2004 Plan.

     Prior to the 2006 Plan, the 2004 Plan had amended and restated the 1998 Stock Option Plan (“1998 Plan”). The 2004 Plan did not change the number of shares that had been reserved for issuance under the 1998 Plan. Options granted under the 1998 Plan are subject to the terms of the 1998 Plan as it existed when the options were granted, and options granted under the 2004 Plan are subject to the terms of the 2004 Plan as it existed when the options were granted.

     The 1998 Plan was adopted and approved by the Board and the Company’s shareholders in May 1998, at which time a total of 4,643,377 shares of Common Stock were reserved for issuance under this plan. In November 1998, the 1998 Plan was amended to reserve a total of 7,893,741 shares of Common Stock for issuance under this plan. In May 1999, the 1998 Plan was amended to reserve a total of 9,286,754 shares of Common Stock for issuance under this plan.

     At December 31, 2006, options to purchase 1,555,633 shares of Common Stock granted under the 1998 Plan and 2004 Plan were outstanding at a weighted average exercise price of $4.19 per share. Outstanding options to purchase an aggregate of 655,633 shares were held by employees who are not officers or directors of the Company.

     At December 31, 2006, a total of 1,203,878 shares were available for future grants under the 2006 Plan.

SDR 1999 STOCK OPTION PLAN

     In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. (the “SDR Plan”). Options to purchase 229,965 shares were granted in connection with the acquisition of SDR. At December 31, 2006, options to purchase 14,683 shares of Common Stock granted under the SDR Plan were outstanding at a weighted-average exercise price of $2.03 per share. Options to purchase 2,399 shares of Common Stock remained available for grant. However, no options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Board.

     Unless previously terminated by the Board of Directors, the plan will terminate at the close of business on December 31, 2009. Termination of the plan will not affect any option previously granted.

STOCK PURCHASE PLAN

     The Stock Purchase Plan was approved by the Board of Directors and the Company’s shareholders in May 1999. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code in order to provide the Company’s employees with an opportunity to purchase shares of the Company’s stock through payroll deductions. An aggregate of 2,321,688 shares of Common Stock has been reserved for issuance and are available for purchase under the Stock Purchase Plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company’s Common Stock or its capital structure. At December 31, 2006, 231,934 shares of Common Stock had been purchased by employees under the plan.

     All employees of the Company and of its affiliates who have been employed for a continuous period, as determined by the Board or committee administering the Stock Purchase Plan, but which will not exceed two years preceding the offering are eligible to participate in the Stock Purchase Plan, provided that no employee of the Company or of its affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in the Stock Purchase Plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the complete authority to make awards and will designate offering periods not to exceed 27 months. The Compensation Committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and Common Stock may be purchased.

     In the event the Company dissolves, liquidates, merges or consolidates through a merger in which the Company is not the surviving corporation, effectuate a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successive provisions, holding at least 50% of the Company’s combined voting power, then, the Board or committee administering the Stock Purchase Plan may (a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the Stock Purchase Plan, (b) have the existing rights under the Stock Purchase Plan remain in full force and effect or (c) allow those participating under the Stock Purchase Plan to use their accumulated payroll deductions to purchase the Company’s Common Stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

     A participating employee is granted a purchase right by which shares of the Company’s Common Stock may be purchased during any offering period at the lesser of (a) 85% of the fair market value of the Company’s Common Stock on the date of the commencement of the offer period or (b) 85% of the fair market value of the Company’s Common Stock on the purchase date, which is the last day of the offering period.

     Payroll deductions may range up to 15% of a participant’s regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The Board or committee administering the Stock Purchase Plan may establish the maximum number of the Company’s shares of Common Stock that any employee may purchase under the Stock Purchase Plan during an offering period. The Internal Revenue Code imposes additional limitations on the amount of Common Stock that may be purchased during any calendar year.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the shares reserved for issuance under the Company’s equity compensation plans as of December 31, 2006:

	A	B	C
	Number of securities
	to be issued upon	Weighted average
	exercise of options,	exercise price of	Number of
	warrants and rights	outstanding options,	securities available
	outstanding as of	warrants and rights	for issuance as of
Plan Category	December 31, 2006	shown in column A	December 31, 2006
Equity compensation plans approved by shareholders
—Stock options	1,555,633	$4.19
—Restricted stock	595,485	—
Total	2,151,118		1,203,878
Stock purchase plan	see note (1)	see note (1)	2,089,754
Equity compensation plans not approved by
shareholders (2)	14,683	$2.03	2,399
____________________

(1)	March 31, 2006 was the purchase date of common stock for the most recently completed offering period under the Company’s stock purchase plan. Therefore, as of such date, no purchase rights were outstanding. The purchase price for the offering period ended March 31, 2006 was $3.9015 per share, and the total number of shares purchased was 40,343.

(2)	In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. (the “SDR Plan”). Options to purchase 229,965 shares were granted in connection with the acquisition of SDR. However, no options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Company’s Board of Directors.

EMPLOYMENT AGREEMENTS

Jeffery S. Fraser

     On July 24, 1998, Jeffery S. Fraser entered into an employment agreement with the Company. Mr. Fraser currently serves as the Company’s Chairman and Chief Executive Officer. The employment agreement provides Mr. Fraser with an annual base salary of $249,000. Mr. Fraser’s annual compensation is currently $325,000. Should the Company terminate Mr. Fraser’s employment without cause on or after July 1, 2001, Mr. Fraser will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Fraser’s duties to the Company; (d) intentional damage to any of the Company’s property; or (e) conduct by Mr. Fraser which the Company’s Board of Directors determines to be inappropriate for his position.

     Should the Company terminate Mr. Fraser’s employment for cause, it must pay Mr. Fraser all compensation due on the date of termination.

     Under the terms of his agreement, Mr. Fraser may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Eric J. Bur

     On April 1, 2001, Eric J. Bur entered into an employment agreement with the Company to become the Company’s Chief Financial Officer. The employment agreement provided Mr. Bur with an annual base salary of $160,000. Mr. Bur’s current annual salary is $236,250. Should the Company terminate Mr. Bur’s employment without cause, as similarly defined in Mr. Fraser’s employment agreement, Mr. Bur will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Bur’s employment for cause, it must pay Mr. Bur all compensation due on the date of termination.

     In the event Mr. Bur’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, or if Mr. Bur voluntarily terminates his employment within six (6) months of a change of control, Mr. Bur is entitled to receive a severance payment equal to the product of the number of full years Mr. Bur was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Bur for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bur may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Bur shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bur shall vest upon a change of control. Mr. Bur commenced employment with the Company on April 1, 2001. Had Mr. Bur’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2006, Mr. Bur would have been entitled to a cash severance payment totaling approximately $133,000. In addition, approximately 25,000 unvested stock options with an exercise price of $3.04 per share held by Mr. Bur at December 31, 2006 would have immediately vested.

     A change of control shall be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company’s employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act) of 5% or more of the Company’s Common Stock as of the date of Mr. Bur’s employment agreement becomes the beneficial owner of 40% or more of the Company’s Common Stock, or the shareholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the shareholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

     Under the terms of his agreement, Mr. Bur may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bur entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bur’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bur: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Harry H. Herington

     On September 1, 2000, Harry H. Herington entered into an employment agreement with the Company. Mr. Herington currently serves as the Company’s President. The employment agreement provided Mr. Herington with an annual base salary of $140,000. Mr. Herington’s current annual salary is $315,000. Should the Company terminate Mr. Herington’s employment without cause, Mr. Herington will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Herington’s employment for cause, it must pay Mr. Herington all compensation due on the date of termination.

     In the event Mr. Herington’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Bur’s employment agreement, or if Mr. Herington voluntarily terminates his employment within six (6) months of a change of control, Mr. Herington is entitled to receive a severance payment equal to the product of the number of full years Mr. Herington was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Herington for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Herington may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Herington shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Herington shall vest upon a change of control. Mr. Herington commenced employment with the Company on August 4, 1995. Had Mr. Herington’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2006, Mr. Herington would have been entitled to a cash severance payment totaling approximately $390,000. In addition, approximately 37,500 unvested stock options with an exercise price of $3.04 per share held by Mr. Herington at December 31, 2006 would have immediately vested.

     Under the terms of his agreement, Mr. Herington may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

William F. Bradley, Jr.

     On September 1, 2000, William F. Bradley Jr., entered into an employment agreement with the Company. Mr. Bradley currently serves as the Company’s Chief Operating Officer, General Counsel and Secretary. The employment agreement provided Mr. Bradley with an annual base salary of $140,000. Mr. Bradley’s current annual salary is $220,500. Should the Company terminate Mr. Bradley’s employment without cause, Mr. Bradley will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Bradley’s employment for cause, it must pay Mr. Bradley all compensation due on the date of termination.

     In the event Mr. Bradley’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Bur’s employment agreement, or if Mr. Bradley voluntarily terminates his employment within six (6) months of a change of control, Mr. Bradley is entitled to receive a severance payment equal to the product of the number of full years Mr. Bradley was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Bradley for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bradley may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Bradley shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bradley shall vest upon a change of control. Mr. Bradley commenced employment with the Company on January 1, 1995. Had Mr. Bradley’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2006, Mr. Bradley would have been entitled to a cash severance payment totaling approximately $273,000. In addition, approximately 18,750 unvested stock options with an exercise price of $3.04 per share held by Mr. Bradley at December 31, 2006 would have immediately vested.

     Under the terms of his agreement, Mr. Bradley may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Samuel R. Somerhalder

     On September 1, 2000, Samuel R. Somerhalder entered into an employment agreement with the Company. Mr. Somerhalder currently serves as the Company’s Chief Administrative Officer. The employment agreement provided Mr. Somerhalder with an annual base salary of $140,000. Mr. Somerhalder’s current annual salary is $220,500. Should the Company terminate Mr. Somerhalder’s employment without cause, Mr. Somerhalder will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Somerhalder’s employment for cause, it must pay Mr. Somerhalder all compensation due on the date of termination.

     In the event Mr. Somerhalder’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Bur’s employment agreement, or if Mr. Somerhalder voluntarily terminates his employment within six (6) months of a change of control, Mr. Somerhalder is entitled to receive a severance payment equal to the product of the number of full years Mr. Somerhalder was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Somerhalder for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Somerhalder may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Somerhalder shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Somerhalder shall vest upon a change of control. Mr. Somerhalder commenced employment with the Company on January 1, 1995. Had Mr. Somerhalder’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2006, Mr. Somerhalder would have been entitled to a cash severance payment totaling approximately $298,000. In addition, approximately 12,500 unvested stock options with an exercise price of $3.04 per share held by Mr. Somerhalder at December 31, 2006 would have immediately vested.

     Under the terms of his agreement, Mr. Somerhalder may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Somerhalder entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Somerhalder’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Somerhalder: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2007, certain information about shares of the Company’s common stock beneficially owned by (i) each director; (ii) each shareholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock (based on SEC filings); (iii) each of the executive officers named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Unless otherwise provided in the table below, the mailing address of the beneficial owners and management is NIC Inc., 10540 South Ridgeview Road, Olathe, Kansas 66061.

	Shares Beneficially
	Owned(1)
	Number	Percentage
Ross C. Hartley (2)	21,989,224	35.2%
Jeffery S. Fraser (3)	21,888,114	35.1%
National Information Consortium Voting Trust (4)	21,400,805	34.3%
c/o Jeffery S. Fraser
P.O. Box 4919
Jackson, WY 83001
William F. Bradley, Jr. (5)	41,735	*
Samuel R. Somerhalder (6)	77,251	*
Eric J. Bur (7)	85,059	*
Harry H. Herington (8)	208,728	*
Stephen M. Kovzan (9)	23,408	*
John L. Bunce, Jr. (10)	234,910	*
Art N. Burtscher (11)	58,301	*
Daniel J. Evans (12)	167,014	*
Pete Wilson (13)	131,265	*
All executive officers and directors as a group (11 persons)(14)	23,504,204	37.7%
____________________

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors, principal shareholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 62,423,252 shares of the Company’s common stock outstanding as of March 1, 2007, adjusted as required by the rules promulgated by the SEC.

(2)	Includes 21,400,805 shares of the Company’s common stock held of record by the National Information Consortium Voting Trust (“Voting Trust”), of which Messrs. Hartley and Fraser serve as co-trustees and with respect to which they share voting and investment power. Messrs. Hartley and Fraser disclaim beneficial ownership of the shares held of record by the Voting Trust, except to the extent of their pecuniary interest noted herein. Shares beneficially owned by Mr. Hartley also include 565,919 shares directly owned outside the Voting Trust (including 4,000 shares of unvested restricted stock) and 22,500 shares subject to options exercisable within 60 days of March 1, 2007.

Mr. Hartley and two of his children have in the aggregate a 25.5% pecuniary interest in the Voting Trust, represented by 4,952,766 shares held of record by the Voting Trust for the benefit of Mr. Hartley, and 499,304 shares held of record by the Voting Trust for the benefit of Mr. Hartley’s children.

(3)	Includes 21,400,805 shares of the Company’s common stock held of record by the Voting Trust, of which Messrs. Hartley and Fraser serve as co-trustees and with respect to which they share voting and investment power. Messrs. Hartley and Fraser disclaim beneficial ownership of the shares held of record by the Voting Trust, except to the extent of their pecuniary interest noted herein. Shares beneficially owned by Mr. Fraser also include 339,809 shares directly owned outside the Voting Trust (including 37,878 shares of unvested restricted stock) and 147,500 shares subject to options exercisable within 60 days of March 1, 2007. Mr. Fraser and his family members have in the aggregate a 25.3% pecuniary interest in the Voting Trust, represented by 1,020,866 shares held directly by the Voting Trust for the benefit of a trust, of which Mr. Fraser is the beneficiary, and 4,391,146 shares held directly by the Voting Trust for the benefit of entities of which Mr. Fraser acts as manager. Mr. Fraser disclaims beneficial ownership over 1,848,398 of the shares held by one of these entities.

(4)	Messrs. Hartley and Fraser, co-trustees of the Voting Trust, share voting and investment power with respect to such shares. The Voting Trust shall terminate on the earlier of June 30, 2018, the date Messrs. Hartley and Fraser, as co-trustees, determine to terminate the Voting Trust, or, in the event of a deadlock of the voting trustees that continues for 90 days, the date either voting trustee elects to terminate the Voting Trust. Certain persons have pecuniary interests in the Voting Trust as noted in the footnotes to this table.

(5)	Shares beneficially owned by Mr. Bradley include 41,735 shares directly owned (including 22,985 shares of unvested restricted stock). Mr. Bradley has a 6.7% pecuniary interest in the Voting Trust, represented by 1,433,307 shares directly held by the Voting Trust for the benefit of a trust, of which Mr. Bradley is the beneficiary.

(6)	Shares beneficially owned by Mr. Somerhalder include 77,251 shares directly owned (including 22,985 shares of unvested restricted stock). Shares directly owned include 1,500 shares held directly by Mr. Somerhalder’s wife. Mr. Somerhalder and his wife also have in the aggregate a 4.1% pecuniary interest in the Voting Trust, represented by 881,734 shares held directly by the Voting Trust for their benefit.

(7)	Shares beneficially owned by Mr. Bur include 60,059 shares directly owned (including 24,627 shares of unvested restricted stock) and 25,000 shares subject to options exercisable within 60 days of March 1, 2007.

(8)	Shares beneficially owned by Mr. Herington include 96,228 shares directly owned (including 36,836 shares of unvested restricted stock) and 112,500 shares subject to options exercisable within 60 days of March 1, 2007. Mr. Herington and his family members also have in the aggregate a 3.7% pecuniary interest in the Voting Trust, represented by 770,003 shares held of record by the Voting Trust for the benefit of Mr. Herington and his wife, and a total of 25,224 shares held of record by the Voting Trust for the benefit of Mr. Herington’s minor children.

(9)	Shares beneficially owned by Mr. Kovzan include 15,908 shares of unvested restricted stock and 7,500 shares subject to options exercisable within 60 days of March 1, 2007.

(10)	Shares beneficially owned by Mr. Bunce include 154,910 shares directly owned (including 4,000 shares of unvested restricted stock) and 80,000 shares subject to options exercisable within 60 days of March 1, 2007.

(11)	Shares beneficially owned by Mr. Burtscher include 28,301 shares directly owned (including 4,000 shares of unvested restricted stock) and 30,000 shares subject to options exercisable within 60 days of March 1, 2007. Mr. Burtscher and his wife also have in the aggregate a 0.5% pecuniary interest in the Voting Trust, represented by 102,641 shares held of record by the Voting Trust for their benefit.

(12)	Shares beneficially owned by Governor Evans include 114,514 shares directly owned (including 4,000 shares of unvested restricted stock) and 52,500 shares subject to options exercisable within 60 days of March 1, 2007.

(13)	Shares beneficially owned by Governor Wilson include 78,765 shares directly owned (including 4,000 shares of unvested restricted stock) and 52,500 shares subject to options exercisable within 60 days of March 1, 2007.

(14)	Shares held by all executive officers and directors as a group include 21,400,805 shares held in the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, 181,219 shares of unvested restricted stock, and 530,000 shares subject to options exercisable within 60 days of March 1, 2007.

     The SEC requires the Company’s directors and officers, and shareholders who own more than 10% of the Company’s Common Stock, to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NASDAQ. Officers and directors, and shareholders owning more than 10% of the Company’s Common Stock, must provide the Company with copies of all such forms that they file.

     Based solely on review of the copies of such reports provided to the Company, the Company believes that all required filings in 2006 were made in a timely fashion, except that Mr. Herington inadvertently failed to timely report a charitable gift of stock on May 15, 2006.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with each of the Company’s directors and officers. These indemnification agreements will require the Company to indemnify these individuals to the fullest extent permitted by Colorado law. The Company has also entered into various employment agreements with the Company’s officers. See “Employment Agreements” for a more detailed description.

     There are no family relationships among any of the Company’s directors or executive officers other than between Mr. Fraser and Mr. Somerhalder, who are brothers-in-law.

     The Company reimburses the cost of business use of a private airplane owned by Mr. Fraser, provided that the airplane is operated in conformity with the Company’s Board-adopted policy for use of non-commercial aircraft and provided the cost is a deductible expense to the Company in accordance with Internal Revenue Service guidelines. Mr. Fraser, not the Company, contracted directly for the aviation services.

POLICY AND PROCEDURES WITH RESPECT TO RELATED PERSON TRANSACTIONS

Policy Statement

     The Company recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that NIC decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, NIC recognizes that there are situations where Related Person Transactions may be in, or may not be inconsistent with, the best interests of NIC and its shareholders, including but not limited to situations where NIC may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when NIC provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, NIC has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

Related Person Transactions

     For the purposes of this policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds, or is anticipated to exceed, $120,000 in the aggregate, and in which any Related Person had, has or will have a direct or indirect material interest.

     For purposes of this Policy, a “Related Person” means:

1.	any person who is, or at any time since the beginning of NIC’s last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC;

2.	any person who is known to be the beneficial owner of more than 5% of any class of NIC’s voting securities;

3.	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Identification of Related Persons

Directors, Executive Officers and Nominees

     On an annual basis, each director and executive officer shall submit to the Corporate Governance and Nominating Committee (“Committee”) the following information: (a) a list of his or her immediate family members (as defined above); (b) for each person listed and, in the case of a director, the person’s employer and job title or brief job description, if known to the submitter; (c) for each person listed and the director or executive officer, each firm, corporation or other entity in which such person is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, if known to the submitter; and (d) for each person listed and the director or executive officer, each charitable or non-profit organization for which the person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity, if known to the submitter.

     Any person nominated to stand for election as a director shall submit to the Committee the information described above, to the best of his or her personal knowledge, no later than the date of his or her nomination. Any person who is appointed as a director or an executive officer shall submit to the Committee the information described above, to the best of his or her personal knowledge, prior to such person’s appointment as a director or executive officer, except in the case of an executive officer where due to the circumstances it is not practicable to submit the information in advance, in which case the information shall be submitted as soon as reasonably practicable following the appointment.

     Directors and executive officers are expected to notify the Committee of any updates to the list of Related Persons, their employment and relationships with charitable organizations, when the submitter becomes aware of them, but no less often than annually. For example, this would include notification of the marriage of the director or executive officer, or the marriage of his or her sibling or child.

Five Percent Owners

     At the time NIC becomes aware of a person’s status as a beneficial owner of more than 5% of any class of NIC’s voting securities, and annually thereafter for so long as such ownership status is maintained, the Committee shall request (a) if the person is an individual, the same information as is requested of directors and executive officers under this policy and (b) if the person is a firm, corporation or other entity, a list of the principals or executive officers of the firm, corporation or entity.

Approval Procedures

     Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

1.	Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Committee of the facts and circumstances of the proposed Related Person Transaction, including: (i) the Related Person’s relationship to NIC and interest in the transaction, the basis upon which such person is a Related Person and the Related Person’s interest in the transaction (including (A) the Related Person’s position(s) or relationship(s) with, or ownership in, a firm, corporation, or other entity that is a party to, or has an interest in, the transaction, and (B) the dollar amount of the Related Person’s interest in the transaction, which shall be computed without regard to the amount of profit or loss); (ii) the material facts of the proposed Related Person Transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved, the interest rate thereon and other terms thereof; (iii) the benefits to NIC of the proposed Related Person Transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and (vi) any other information that would be material to the decision to approve/disapprove the transaction or to impose conditions thereon. In the event the notice is provided to the Committee by someone other than the business unit or function/

department leader responsible for the potential Related Person Transaction, a member of the Committee shall meet with the relevant business unit or function/department leader to confirm and supplement the information provided in the original notice. The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

2.	If the Committee determines that the proposed transaction involves an aggregate amount in excess of $120,000 and is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

3.	The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair, including (if applicable) but not limited to: the benefits to NIC; the effect on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its shareholders, as the Committee (or the Chair) determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the appropriate persons within NIC.

4.	The Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

5.	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

     The Company’s accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person, and those reports shall be provided to the Committee to determine if there are any Related Person Transactions that were not previously approved or previously ratified under this policy.

     In the event the Chief Executive Officer or Chief Financial Officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under this policy:

1.	If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair, including (if applicable) but not limited to: the benefits to NIC; the effect on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its shareholders. Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

2.	If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC’s controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

     At the Committee’s first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC of more than $120,000 in the aggregate. Based on all relevant facts and circumstances, taking into consideration NIC’s contractual obligations, the Committee shall determine if it is in the best interests of NIC and its shareholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

     Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or nonprofit organization identified on the roster of Related Persons shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair. In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC’s named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

     All Related Person Transactions that are required to be disclosed in NIC’s filings with the Securities and Exchange Commission, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

     The material features of this policy shall be disclosed in NIC’s annual report on Form 10-K or in NIC’s proxy statement, as required by applicable laws, rules and regulations.

OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the meeting. If any other business is properly brought before the Annual Meeting, the proxies in the enclosed form will be voted by the persons voting the proxies.

CONTACT THE BOARD

     Shareholders may at any time contact the Board of Directors by sending an email to board@nicusa.com or by writing to the Board of Directors at the corporate offices of the Company. All communications required by law or regulation to be relayed to the Board will be promptly delivered to the Board. NIC’s Director of Investor Relations monitors these email messages and facilitates an appropriate response. Shareholders are also encouraged to attend the Annual Meeting of Shareholders and ask questions of directors concerning NIC.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

WILLIAM F. BRADLEY, JR.
Corporate Secretary
Olathe, Kansas
March 30, 2007

10540 SOUTH RIDGEVIEW ROAD
OLATHE, KS 66061

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NIC Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NICIC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 NIC INC.

Vote On Directors

1.	Election of Directors.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	Nominees:	(01) Jeffery S. Fraser, (02) Harry H. Herington (03) John L. Bunce, Jr., (04) Art N. Burtscher, (05) Daniel J. Evans, (06) Ross C. Hartley, and (07) Pete Wilson.

Vote On Proposals						For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the fiscal year ending December 31, 2007.					☐	☐	☐

In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

Please mark, date, and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee, or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐			Yes	No

				HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

NIC INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of NIC Inc. (the “Company”) hereby constitutes and appoints Jeffery S. Fraser and Ross C. Hartley, or either of them, as attorneys and proxies to appear, attend, and vote all of the shares of the Common Stock of NIC Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of NIC Inc. to be held at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Blvd., Overland Park, KS 66211, on May 1, 2007, at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSALS ONE AND TWO. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Address Changes/Comments:

(If you noted any address changes/comments above, please check the corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE